CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). THE NON-PUBLIC INFORMATION THAT HAS BEEN OMITTED FROM THIS AGREEMENT HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THIS AGREEMENT IS INDICATED BY A "[ * ]" AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF TITANIMUM METALS CORPORATION AND THE BOEING COMPANY.


                             GENERAL TERMS AGREEMENT

                                     between


                               THE BOEING COMPANY

                                       and

                           TITANIUM METALS CORPORATION



                                      [ * ]

                                TABLE OF CONTENTS
TITLE PAGE
TABLE OF CONTENTS
AMENDMENT PAGE
RECITAL PAGE

1.0       DEFINITIONS..........................................................7

2.0       ORDERING.............................................................7
         2.1       Issuance of Orders..........................................7
         2.2       Acceptance of Orders........................................8
         2.3       Written Authorization to Proceed............................8

3.0       TITLE AND RISK OF LOSS...............................................8

4.0       DELIVERY.............................................................8
         4.1       Schedule....................................................8
         4.2       Reserved....................................................9
         4.3       Notice of Labor Negotiations................................9

5.0       ON-SITE REVIEW AND RESIDENT REPRESENTATIVES..........................9
         5.1       Review  9
         5.2       Resident Representatives....................................9

6.0       CREDIT OFFICE VISIBILITY.............................................9

7.0       PACKING AND SHIPPING................................................10
         7.1       General 10
                  7.1.1       Shipping Documentation..........................10
                  7.1.2       Insurance.......................................10
                  7.1.3       Shipping Container Labels.......................10
                  7.1.4       Carrier Selection...............................10
                  7.1.5       Invoices........................................10
                  7.1.6       Noncompliance...................................10
                  7.1.7       Reserved........................................10
         7.2       Barcode Marking and Shipping...............................11

8.0       QUALITY ASSURANCE, INSPECTION, REJECTION, & ACCEPTANCE..............11
         8.1       Controlling Document.......................................11
         8.2       Seller's Inspection........................................11
                  8.2.1       Seller's Disclosure.............................11
                  8.2.2       Seller's Acceptance.............................11
         8.3       Boeing's Inspection and Rejection..........................11
         8.4      Rights of Boeing's Customers and Regulators to Perform
                    Inspections, Surveillance, and Testing....................12
         8.5       Retention of Records.......................................12
         8.6       Inspection.................................................12
         8.7       Reserved...................................................12
         8.8       Reserved...................................................12

9.0       EXAMINATION OF RECORDS..............................................12

10.0      CHANGES 13
         10.1      Changes Clause.............................................13

11.0      GENERAL & INTERNATIONAL REQUIREMENTS................................13
         11.1      Language...................................................13
         11.2      Currency...................................................13
         11.3      Import/Export..............................................13

12.0      TERMINATION FOR CONVENIENCE.........................................14
         12.1      Basis for Termination; Notice..............................14
         12.2      Termination Instructions...................................14
         12.3      Seller's Claim.............................................14
         12.4      Failure to Submit a Claim..................................15
         12.5      Partial Termination........................................15
         12.6      Product Price..............................................15
         12.7      Exclusions or Deductions...................................15
         12.8      Partial Payment/Payment....................................15
         12.9      Seller's Accounting Practices..............................16
         12.10     Records 16

13.0      EVENTS OF DEFAULT AND REMEDIES......................................16
         13.1      Seller Events of Default...................................16
         13.2      Boeing Events of Default...................................26
         13.3      Remedies for Non-Performance on Orders.....................16
         13.4      Cancellation of Contract in the Event of Default...........30
         13.5      Remedies Generally.........................................31

14.0      EXCUSABLE DELAY.....................................................18

15.0      SUSPENSION OF WORK..................................................19

16.0     TERMINATION OR WRONGFUL CANCELLATION--Not Applicable.................19

17.0      ASSURANCE OF PERFORMANCE............................................19

18.0      RESPONSIBILITY FOR PROPERTY.........................................19

19.0      LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS.....................20

20.0      PROPRIETARY INFORMATION AND ITEMS...................................20

21.0      COMPLIANCE..........................................................21
         21.1      Compliance With Laws.......................................21
         21.2      Government Requirements....................................21
         21.3      Ethic Requirements/Code of Conduct.........................22

22.0      INTEGRITY IN PROCUREMENT............................................22

23.0      UTILIZATION OF SMALL BUSINESS CONCERNS..............................22

24.0     BOEING'S RIGHTS IN SELLER'S PATENTS, COPYRIGHTS, TRADE SECRETS, AND
           TOOLING............................................................22

25.0      TERMINATION OF AIRPLANE PROGRAM--Not Applicable.....................23
         25.1      Program Termination--Not Applicable........................23
         25.2      Termination Liability--Not Applicable......................23

26.0      PUBLICITY...........................................................23

27.0      PROPERTY INSURANCE..................................................23
         27.1      Insurance..................................................23
         27.2      Certificate of Insurance...................................23
         27.3      Notice of Damage or Loss...................................23

28.0      RESPONSIBILITY FOR PERFORMANCE......................................24
         28.1      Subcontracting.............................................24
         28.2      Reliance...................................................24
         28.3      Assignment.................................................24

29.0      NON-WAIVER/PARTIAL INVALIDITY.......................................25

30.0      HEADINGS............................................................25

31.0      RESERVED............................................................25

32.0      RESERVED............................................................25

33.0      DISPUTES............................................................25

34.0      RESERVED............................................................25

35.0      TAXES   25
         35.1      Inclusion of Taxes in Price................................25
         35.2      Litigation.................................................25
         35.3      Rebates 25

36.0      OFFSET CREDITS......................................................26

General Terms Agreement                              Titanium Metals Corporation
Pro-Forma dated 08-02-05                             [ * ]
                                                                             MSC

* Certain information, indicated by "[ * ]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

                                [LOGO GOES HERE]
                    Boeing Proprietary and Seller Proprietary

                                   AMENDMENTS

--------------- ----------------------------------- -------------- -------------
    Amend       Description                         Date           Approval
    Number
--------------- ----------------------------------- -------------- -------------
--------------- ----------------------------------- -------------- -------------





































--------------- ----------------------------------- -------------- -------------

General Terms Agreement                              Titanium Metals Corporation
Pro-Forma dated 08-02-05                             [ * ]
                                                                             MSC

* Certain information, indicated by "[ * ]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

                             GENERAL TERMS AGREEMENT


                                   RELATING TO


                                 BOEING PRODUCTS


General Terms Agreement                              Titanium Metals Corporation
Pro-Forma dated 08-02-05                             [ * ]
                                                                             MSC

* Certain information, indicated by "[ * ]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

THIS GENERAL TERMS AGREEMENT ("GTA") is entered into as of July 1, 2005, by and between Titanium Metals Corporation, a Delaware corporation, with its principal office in Denver, Colorado, ("Seller"), and The Boeing Company, a Delaware corporation acting by and through its Boeing Commercial Airplanes division ("Boeing"). Hereinafter, the Seller and Boeing may be referred to each as a "Party" and jointly as "Parties" hereto.


                                   AGREEMENTS

1.0      DEFINITIONS

The definitions set forth below shall apply to this GTA, any Order, and any related Special Business Provisions ("SBP") (collectively "the Agreement"). Words importing the singular shall also include the plural and vice versa.



                  A. "Customer" means any owner, lessee or operator of an aircraft or commodity, or designee of such owner, lessee or operator.

                  B.   "FAA"   means  the   United   States   Federal   Aviation
         Administration or any successor agency thereto.

                  C. "FAR" means the Federal Acquisition Regulations in effect on the date of this Agreement.

                  D. "On-Time" delivery by Seller shall be defined as Seller having [ * ] Product available to ship from a period [ * ].

                  E. "Order" means each purchase contract and purchase order issued by Boeing and either automatically accepted, accepted by Seller's written acceptance or mutually agreed to by the Parties under the terms of this GTA and SBP.

                  F.   "Procurement   Representative"   means   the   individual
         designated by Boeing as being primarily responsible for interacting with Seller regarding this Agreement or any Order.

                  G. "Product" means titanium product of the specific grade, form and size enumerated on Attachment 1 to the SBP that is furnished or to be furnished to Boeing by Seller under any Order pursuant to the SBP [ * ].

                  H. "Service Provider" means TMX Aerospace or any other entity designated by Boeing as its agent from time to time for the purpose of interacting with Seller in the placement, administration of Orders, aggregation of Orders and forecasting.

                  I. Special Business Provisions" or "SBP" means that "Special Business Provisions" between The Boeing Company and Titanium Metals Corporation dated as of August 2, 2005 and effective as of July 1, 2005 ([ * ]), as amended, modified, restated or supplemented from time to time.

                  J. "Specifications" means the chemical, physical and other specifications (which may include processing, procedures and inspecting and testing criteria) for Products.

                  K. "Tooling" means all tooling, used in production or inspection of Products, either provided to Seller or supplied by Seller whereby Boeing agrees to pay Seller for the manufacture of the tooling.

2.0      ORDERING

2.1      Issuance of Orders

Boeing or Boeing's Service Provider may issue offers for Orders to Seller from time to time. Each offer for an Order shall contain a description of the Products ordered, a reference to the applicable Specifications for such Product, the Boeing Order number, the quantities and prices, the delivery schedule, part number for which the Products are to be supplied, the terms and place of delivery and any proposed special terms or conditions that are different from those contained in this GTA.

Pricing for each Product shall be as set forth on Attachment 1 to the SBP and incorporated herein by this reference.

Boeing and Seller shall agree in writing upon the scheduled delivery date for any Product requested for delivery in less than the protected reorder lead time for such Product.

Each Order shall be governed by and be deemed to include the provisions of this GTA and SBP and shall reference the SBP number. Any Order which does not reference the SBP number shall not be regarded as an Order under the SBP, unless such information is provided by Boeing to Seller within twenty (20) days of Seller's acknowledgement of the original Order. [ * ]. Any other Order terms and conditions, which conflict with this Agreement, do not apply unless specifically agreed to in writing by the Parties.

2.2      Acceptance of Orders

Orders may be accepted either automatically or by Seller's written acceptance.

         (a) Automatic Acceptance of Orders. Each Order is Boeing's offer to Seller and acceptance is strictly limited to its terms. All offers for Orders that contain terms consistent with this GTA, that are for Product represented on SBP Attachment 1, [ * ].

         (b) Written Acceptance of Orders. To the extent any such offer for Order is not automatically accepted, such offers for Orders shall be accepted only when Seller provides a written acceptance of terms to Boeing which shall be provided within [
                  * ] of receipt of Boeing's offer for Order.

         (c) Written Proposal for Unaccepted Orders. If Seller does not accept any terms contained in Boeing's offer for Order (where such terms require Seller's acceptance), including where Boeing's offer for Order contains a new Specification that Seller has not agreed upon or if Boeing's offer for Order contains a request for Product on terms that are contrary to any relevant Product Specification, Seller shall provide Boeing with a written proposal containing the terms of supply agreeable to Seller and the reasons for rejection which shall be provided within [ * ] of receipt of Boeing's Order. Boeing may either accept such proposal or request Seller to agree to differing terms within [ * ] of receipt of Seller's proposal. Boeing's failure to respond in the required time period shall be deemed rejection of Seller's proposal. If the Parties do not agree upon terms of the Order, the requested Order shall be of no effect.

2.3      Written Authorization to Proceed

Boeing's Procurement Representative may give written or electronic authorization to Seller to commence performance before Boeing issues an Order. Provided Boeing's authorization specifies that an Order will be issued, Boeing and Seller shall proceed as if an Order had been issued, provided that Boeing's authorization must include the product description, Specification, quantity ordered, price, delivery date, purchase order number and the authorization must be transmitted to Seller by Boeing's Procurement Representative, and further provided that if the Order, once issued, contains terms that differ from those contained in the written authorization to proceed, such Order shall be regarded by Seller as a change to the Order under Section 10.1 of this GTA. This GTA, the applicable SBP and the terms stated in the authorization shall be deemed to be a part of Boeing's offer and the Parties shall promptly and in good faith agree on any open Order terms.

If Seller commences performance before an Order is issued or without receiving Boeing's prior authorization to proceed, such performance shall be at Seller's risk and expense.

3.0      TITLE AND RISK OF LOSS

Except as otherwise agreed to by the Parties, title to and risk of any loss of or damage to the Products shall pass at the F.O.B. or INCOTERM point as specified in the applicable Order.

4.0      DELIVERY

Deliver of Product shall be [ * ].

[ * ].

4.1      Schedule

Seller shall strictly adhere to the shipment, delivery or completion schedules specified in the Order. In the event of any anticipated or actual delay, including but not limited to delays attributed to labor disputes, Seller shall:
(i) promptly notify Boeing in writing of the reasons for the delay and the actions being taken to overcome or minimize the delay; and (ii) provide Boeing with a written recovery schedule. If Boeing requests, Seller shall, at Seller's expense (unless the delay is caused by Boeing in which case Boeing shall pay for any additional expense), ship via air or other expedited routing to avoid the delay or minimize it as much as possible. Seller shall not deliver Products more than [ * ] prior to the scheduled delivery dates unless authorized in writing by Boeing.

Boeing shall, at no additional cost to Boeing, retain goods furnished in excess of the specified quantity or in excess of any allowable overage unless, within [
* ] of shipment, Seller requests return of such excess. In the event of such request, Seller shall reimburse Boeing for reasonable costs associated with storage and return of excess.

If Products are manufactured with reference to Boeing Proprietary Information or Materials, Seller agrees that pursuant to the Proprietary Information and Items article of this Agreement, it will not sell or offer such Products for sale to anyone other than Boeing without Boeing's prior written consent.

4.2      Reserved

4.3      Notice of Labor Negotiations

When requested by Boeing, Seller will provide notice to Boeing of any actual or threatened labor dispute and of the fact of labor contract negotiations that could reasonably be expected to disrupt the timely performance of the Order, except as may be prohibited by law. Seller shall require that any subcontractor to Seller with respect to a Product provide similar notice to Seller and Seller will provide that information to Boeing.

5.0      ON-SITE REVIEW AND RESIDENT REPRESENTATIVES

5.1      Review

Seller hereby grants, and shall cause any of its subcontractors or suppliers to grant, to authorized representatives of Boeing the right to visit the facility of Seller or any of its subcontractors or suppliers during normal operating hours and with reasonable prior notice to review progress and performance with respect to production, schedule, cost (consistent with the limitations contained in GTA Section 9.0), quality and protection of Boeing's proprietary rights under any Order. Such authorized Boeing representative shall be allowed access to all relevant areas of such facility used for the performance of the Agreement. Such access shall be subject to the regulations of any governmental agency regarding admissibility and movement of personnel on the premises of Seller or any of its subcontractors or suppliers, and Seller's normal workplace rules and regulations.

Boeing shall notify Seller prior to any visit. Such notice shall contain the names, citizenship and positions of the visiting personnel and the duration and purpose of such visit.

5.2      Resident Representatives

Boeing may, in its sole discretion, and for such period, as it deems necessary, locate resident personnel ("Resident Team") at Seller's facility to assist or support Seller. The Resident Team shall function under the direction of a resident Boeing manager, if appropriate, or a manager located at Boeing who will supervise Resident Team activities. Access by the Resident Team shall be subject to the regulations of any governmental agency regarding admissibility and movement of personnel on the premises of Seller or any of its subcontractors or suppliers, and Seller's normal workplace rules and regulations. Boeing shall notify Seller prior to the arrival of the Resident Team. Such notice shall contain the names, citizenship and positions of the Resident Team personnel and the expected duration and purpose of the Resident Team's activities.

The Resident Team shall be allowed access to or to review, as the case may be, all work areas, program status reports and management reviews used for or relating to Seller's performance of the Agreement, but may not directly have access to any of Seller's Product cost or similar information.

Seller shall supply the Resident Team with office space, desks, facsimile machines, telephones, high-speed access to internet services (if available from local providers), stationery supplies, filing cabinets, communication facilities, secretarial services and any other items reasonably requested by Boeing. A reasonable portion of the Resident Team's working area shall be dedicated to space for private telephone calls, meetings and similar Boeing activities. [ * ].

Notwithstanding such access and review, Seller remains solely responsible for performing in accordance with each Order.

6.0      CREDIT OFFICE VISIBILITY

The Boeing Corporate Credit Office shall obtain Seller financial data from information made available to the general public via 10-K and 10-Q reporting requirements. In the event the Seller is no longer required to disclose financial information to the general public via 10-K and 10-Q, Seller shall provide [ * ], to the Boeing Corporate Credit Office for [ * ]. Such data shall include [ * ]. In the event of [ * ]. This type of [ * ] data typically includes
- but is not always limited to - [ * ]. Seller shall endeavor to have copies of such data to be made available within [ * ] of any written request by Boeing. The Boeing Corporate Credit Office review shall be performed in accordance with the terms of the Proprietary Information Agreement between the Parties executed as of August 2, 2005. Boeing shall treat all such information as Proprietary Information and Materials subject to the terms of GTA Section 20.0.

7.0      PACKING AND SHIPPING

7.1      General

Seller shall pack the Products in accordance with Boeing's packing specification to prevent damage and deterioration taking into account method of shipment location of shipment and destination of receipt, as well as time associated with shipment.

Unless the Order specifies otherwise, Products will be shipped [ * ].

Notwithstanding the provisions of GTA Section 4.0, [ * ].

[ * ]

Seller  will  use  only  carriers  selected  by  Boeing.   Seller  shall  follow
instructions         on        the        Boeing        Traffic         website,
http://www.boeing.com/companyoffices/doingbiz/routinginst/routing.htm.

Seller shall comply with proper documentation of carrier tariffs for classification of freight. For Products shipped domestically, Seller shall make no declaration concerning the value of the Products shipped. The Seller shall not insure any shipment. Notwithstanding the provisions of GTA Section 4.0, Boeing may charge Seller for damage to or deterioration of any Products resulting from improper packing or loading that does not meet Boeing's specifications. Seller shall comply with any special instructions stated in the applicable Order. Except as otherwise agreed to by Seller in the Order, [ * ].

7.1.1    Shipping Documentation

Shipments by Seller or its subcontractors or suppliers must include packing sheets. Each packing sheet must include at a minimum the following: a) Seller's name, address, phone number; and supplier code number b) Order and item number;
c) ship date for the Products; d) total quantity shipped and quantity in each container, if applicable; e) legible packing slip number; f) nomenclature; g) unit of measure; h) "ship to" information if other than Boeing; i) rejection tag, if applicable; and k) Seller's certification that Products comply with Order requirements. A shipment containing hazardous and non-hazardous materials must have separate packing sheets for the hazardous and non-hazardous materials. Items shipped on the same day to the same location will be consolidated on one bill of lading or airbill, unless Boeing's Procurement Representative authorizes otherwise. The shipping documents will describe the material according to the applicable classification or tariff rating. The total number of shipping containers will be referenced on all shipping documents. Originals of all government bills of lading will be surrendered to the origin carrier at the time of shipment.

7.1.2    Insurance

Seller will not insure any shipment designated origin or place of shipment unless authorized by Boeing, in which case Boeing will pay for such requested insurance.

7.1.3    Shipping Container Labels

Seller will label each shipping container with the Order number and the number that each container represents of the total number being shipped (e.g., Box 1 of 2, Box 2 of 2).

7.1.4    Carrier Selection

Boeing will select the carrier and mode of transportation for all shipments where freight costs will be charged to Boeing.

7.1.5    Invoices

Seller will include copies of documentation supporting prepaid freight charges (e.g., carrier invoices or shipping log/manifest), if any, with its invoices.

7.1.6    Noncompliance

If Seller is unable to comply with the shipping instructions in an Order, Seller will contact Boeing's Traffic Management Department or Boeing's Procurement Representative.

7.1.7    Reserved

7.2      Barcode Marking and Shipping

For Orders from Boeing locations that have approved Seller to utilize barcode labeling for shipping and packaging, Seller shall mark and package such shipments in accordance with the applicable barcode requirements for that location. Where approved and pursuant to applicable specifications, Seller will utilize barcoding technology for part marking Products.

8.0      QUALITY ASSURANCE, INSPECTION, REJECTION, & ACCEPTANCE

8.1      Controlling Document

The controlling quality assurance document for Orders shall be as set forth in the SBP.

8.2      Seller's Inspection

Seller shall inspect or otherwise verify that all Products, including those procured from or furnished by subcontractors or suppliers or Boeing, comply with the requirements of the Order prior to shipment to Boeing. Seller shall be responsible for all tests and inspections of the Product during receiving, manufacture and Seller's final inspection. Seller agrees to furnish copies of test and/or control data upon request from Boeing's Procurement Representative.

8.2.1    Seller's Disclosure

Seller shall provide written notification to Boeing within [ * ] when a nonconformance is determined to exist, or is suspected to exist, on Product already delivered to Boeing under any Order and the following is known:

         o        Affected process or Product number and name

         o Description of the problem (i.e., what it is and what it should be);

         o        Quantity and dates delivered

         o        Suspect/affected   serial   number(s)  or  date  codes,   when
                  applicable.

The Seller shall notify Seller's "ship-to" customer, Boeing's "sold to" customer, the Boeing Procurement Representative and the Boeing Procurement Quality Assurance Field Representative for Seller's location where the Product was manufactured.

If the nonconforming condition has been previously identified by Boeing, using a Nonconformance Record or other equivalent means and requesting a corrective action response, the Seller shall notify the Boeing investigator identified on the corrective action request that additional Product is affected.

8.2.2    Seller's Acceptance

Seller shall provide with all shipments the following evidence of acceptance by its quality assurance department: (a) certified physical and metallurgical or mechanical test reports where required by controlling Specifications, or (b) a signed, dated statement on the packing sheet certifying that its quality assurance department has inspected the Products and they adhere to all applicable drawings and/or Specifications.

8.3      Boeing's Inspection and Rejection

Boeing will accept the Products or give Seller notice of rejection or revocation of acceptance ("rejection" herein), notwithstanding any payment, prior test or inspection, or passage of title. No inspection, test delay or failure to inspect or test or failure to discover any defect or other nonconformance shall relieve Seller of any obligations under any Order or impair any right or remedy of Boeing.

If Seller delivers non-conforming Products, Boeing may at its option, [ * ]. Except as expressly limited in GTA Sections 13.3 and 13.5, these remedies [ * ].

Seller shall not redeliver corrected or rejected goods without disclosing to Boeing's Procurement Representative the former rejection or requirement for correction. Seller shall disclose any corrective action taken. Repair, replacement and other correction and redelivery shall be completed within the original delivery schedule or such later time as Procurement Representatives of Boeing may reasonably direct.

Responsibility for such delivery of rejected goods shall be handled on the terms outlined in Section 13.3.

Acceptance of any Product by Boeing following any [ * ] pursuant to this Section
8.3 shall not alter or affect the obligations of Seller or the rights of Boeing under SBP Section 6.1.

8.4 Rights of Boeing's Customers and Regulators to Perform Inspections, Surveillance, and Testing

Boeing's rights to perform inspections, surveillance and tests and to review procedures, practices, processes and related documents related to quality assurance, quality control, flight safety, and configuration control shall extend to the Customers of Boeing that are departments, agencies or instrumentalities of the United States Government and to the FAA or to any governmental agency or instrumentality having equivalent purpose or any successor agency or instrumentality of the United States Government. Seller shall cooperate with any such United States Government or Boeing directed inspection, surveillance, test or review without additional charge to Boeing. Nothing in any Order shall be interpreted to limit United States Government access to Seller's facilities pursuant to law or regulation.

Where Seller is located in, or subcontracts with a supplier or subcontractor located in, a country which does not have a bilateral airworthiness agreement with the United States, Seller will obtain and maintain on file and require its affected supplier(s) or subcontractor(s) to obtain and maintain on file, subject to review by Boeing, a letter from the applicable government where the Product or subcontracted element is to be manufactured stating that Boeing and the FAA will be granted access to perform inspections, surveillance and tests and to review procedures, practices, processes and related documents related to quality assurance, quality control, flight safety, and configuration control.

8.5      Retention of Records

For Orders supporting Boeing Commercial Airplanes, Seller shall maintain, on file at the Seller's facility or other appropriate location, quality records traceable to the conformance of product/part numbers delivered to Boeing. Seller shall make such records available to regulatory authorities and Boeing's authorized representatives. Seller shall retain such records for a period of not less than [ * ] from the date of shipment under each applicable Order for all product/part numbers unless otherwise specified on the Order. If applicable, Seller shall maintain all records related to the current first article inspection (FAI) for [ * ] past final delivery of the last Product covered by the FAI.

At the expiration of such period, Boeing reserves the right to request delivery of such records. In the event Boeing chooses to exercise this right, Seller shall promptly deliver such records to Boeing [ * ] on media agreed to by both Parties.

8.6      Inspection

[ * ], Products may be subject to inspection, surveillance and test with reasonable prior notice, at reasonable times during normal operating hours and at reasonable places, including Seller's subcontractors' or suppliers' locations. Boeing will perform inspections; surveillance and tests so as not to unduly delay the work. Seller shall maintain an inspection system acceptable to Boeing for the Products purchased under any Order. Such access shall be subject to the regulations of any governmental agency regarding admissibility and movement of personnel on the premises of Seller or any of its subcontractors or suppliers, and Seller's normal workplace rules and regulations. Boeing shall notify Seller prior to any visit. Such notice shall contain the names, citizenship and positions of the visiting personnel and the duration and purpose of such visit.

If Boeing performs an inspection or test on the premises of Seller or its subcontractors or suppliers, Seller shall furnish and require its subcontractors or suppliers to furnish, without additional charge, reasonable facilities and assistance for the safe and convenient performance of these duties.

Seller's documentation accompanying the shipment must reflect evidence of this inspection.

8.7      Reserved

8.8      Reserved


9.0      EXAMINATION OF RECORDS

Seller shall maintain complete and accurate records showing the sales volume of all Products. Such records shall support all services performed, allowances or adjustments for changes to Orders and prices charged by Seller in the performance of each Order, including but not limited to certain information from shop travelers. Such records (not including Seller's Product cost information) may be examined and audited by authorized representatives of Boeing and shall be available to Boeing's authorized representatives at Seller's facility with reasonable prior notice at all reasonable times during normal business hours from the date of the applicable Order until [ * ] after final payment under such Order. Seller shall provide assistance to interpret such data if requested by Boeing. [ * ]. Such examination shall provide Boeing with information to be used for circumstances including, but not limited to, verifying new Product pricing, negotiation of equitable adjustments for changes and termination/obsolescence claims pursuant to GTA Section 10.0. Boeing shall treat all information disclosed under this GTA Section as confidential, unless required by U.S. Government contracting regulation(s).

10.0     CHANGES

10.1     Changes Clause

Subject to Boeing's right to terminate an Order under Section 12 and further subject to all of the terms of SBP Section 8.0, Boeing's Procurement Representative may, without notice to sureties, in writing direct changes within the general scope of this GTA or an Order in any of the following: (i) technical requirements and descriptions, Specifications, statement of work, drawings or designs; (ii) shipment or packing methods; (iii) place of delivery, inspection or acceptance; (iv) reasonable adjustments in quantities or delivery schedules or both; (v) amount of Boeing-furnished property; and, if this contract includes services, (vi) description of services to be performed; (vii) time of performance (i.e., hours of the day, days of the week, etc.); and (viii) place of performance. Upon receipt of written notice of such change, Seller shall implement the change as soon as possible. Provided, however, that if Seller is unable to implement any changes under (i) or (vi) above, Seller shall promptly notify Boeing of Seller's inability to comply with the changes requested. If Seller receives any direction to manufacture any Product to a new Specification that Seller has not agreed upon, Seller will immediately notify Boeing's Procurement Representative and request a copy of the new Specification. Upon receipt by Seller of the new Specification, Seller will review the new Specification with Boeing's and Seller's quality and technical personnel and/or metallurgists and Boeing's Procurement Representative, and will notify Boeing's Procurement Representative regarding whether or not Seller is capable of manufacturing Product to the new Specification.

[ * ]. Seller shall provide prompt notice of any claim for adjustment to Boeing's Procurement Representative in writing and deliver a fully supported proposal to Boeing's Procurement Representative generally within [ * ] after Seller's receipt of such direction. If due to the magnitude of the requested change, [ * ] is not a sufficient time for provision of a fully supported proposal, the Parties will discus a reasonable time frame for submitting such proposal. Boeing shall modify the Order in writing accordingly. Boeing may, at its sole discretion, consider any claim regardless of when asserted. If Seller's claim includes the cost of property made obsolete or excess by the change, Boeing may direct the disposition of the property. Seller shall provide to Boeing all reasonably necessary information or records that support the amount of Seller's claim.

If Seller considers that Boeing's conduct constitutes a change, Seller shall notify Boeing's Procurement Representative immediately in writing as to the nature of such conduct and its effect upon Seller's performance. Pending direction from Boeing's Procurement Representative, Seller shall take no action to implement any such change.

11.0     GENERAL & INTERNATIONAL REQUIREMENTS

11.1     Language

The Parties hereto have agreed that this GTA be written in American English only. Where Seller resides in Quebec, Canada, les parties aux presentes tes ont convenu de rediger ce contrat en Anglais seulement. All contractual documents and all correspondence, invoices, notices and other documents shall be submitted in American English. Any necessary conversations shall be held in English. Boeing shall determine whether measurements will be in the English or Metric system or a combination of the two systems. When furnishing documents to Boeing, Seller shall not convert measurements which Boeing has stated in an English measurement system into the Metric system.

11.2     Currency

Unless specified elsewhere herein, all prices shall be stated in and all payments shall be made in the currency of the United States of America (U.S. Dollars). No adjustments to any prices shall be made for changes to or fluctuations in currency exchange rates.

11.3     Import/Export

         (a) In performing the obligations of this GTA, both Parties will comply with United States export control and sanctions laws, regulations, and orders, as they may be amended from time to time, applicable to the export and re-export of goods, software, technology, or technical data ("Items") or services, including without limitation the Export Administration Regulations ("EAR"), International Traffic in Arms Regulations ("ITAR"), and regulations and orders administered by the Treasury Department's Office of Foreign Assets Control (collectively, "Export Control Laws").

         (b) The Party conducting the export shall be responsible for obtaining the required authorizations. The Party conducting the re-export shall be responsible for obtaining the required authorizations. Each Party shall reasonably cooperate and exercise reasonable efforts to support the other Party in obtaining any necessary licenses or authorizations required to perform its obligations under this Agreement.

         (c) The Party providing any Items under this Agreement shall, upon request, notify the other Party of the Items' Export Control Classification Numbers ("ECCNs") as well as the ECCNs of any components or parts thereof if they are different from the ECCN of the Item at issue.

         (d) Each Party represents that (i) the Items, and the parts and components thereof, it is providing under this Agreement are not "defense articles" as that term is defined in 22 C.F.R. ss. 120.6 of the ITAR. and (ii) the services it is providing under this Agreement are not "defense services" as that term is defined in 22 C.F.R. ss. 120.9 of the ITAR. The Parties acknowledge that this representation means that an official capable of binding the Party providing such Items knows or has otherwise determined that such Items, and the parts and components thereof, are not on the ITAR's Munitions List at 22 C.F.R. ss.121.1. Each Party agrees to reasonably cooperate with the other in providing, upon request of the other Party, documentation or other information that supports or confirms this representation.

         (e) To the extent that such Items, or any parts or components thereof, were specifically designed or modified for a military end use or end user, the Party providing such Items shall notify the other Party of this fact and shall also provide the other Party with written confirmation from the United States Department of State that such Items, and all such parts or components thereof, are not subject to the jurisdiction of the ITAR.


12.0     TERMINATION FOR CONVENIENCE

12.1     Basis for Termination; Notice

Boeing may, from time to time terminate all or part of any Order issued hereunder, by written notice to Seller. Any such written notice of termination shall specify the effective date and the extent of any such termination.

12.2     Termination Instructions

On receipt of a written notice of termination pursuant to GTA Section 12.1, unless otherwise directed by Boeing, Seller shall:

                  A. Immediately stop work as specified in the notice;

                  B. Immediately terminate its subcontracts and purchase orders relating to work terminated, to the extent legally possible and commercially reasonable;

                  C. Settle any termination claims made by its subcontractors or suppliers; provided, that Boeing shall have approved the amount of such termination claims in writing prior to such settlement;

                  D. Preserve and protect in a reasonable manner all terminated inventory and Products;

                  E. At Boeing's request, transfer title (to the extent not previously transferred) and deliver to Boeing or Boeing's designee all supplies and materials, work-in-process, Tooling and manufacturing drawings and data produced or acquired by Seller for the performance of the terminated Order, all in accordance with the terms of such request;

                  F. Be compensated for such items to the extent provided in GTA
         Section 12.3 below;

                  G. Take all reasonable steps required to return, or at Boeing's option and with prior written approval to destroy, all Boeing Proprietary Information and Items, as set forth in GTA Section 20.0, in the possession, custody or control of Seller or any of its subcontractors or suppliers;

                  H. Take such other commercially reasonable action as, in Boeing's reasonable opinion, may be necessary, and as Boeing shall direct in writing, to facilitate termination of the Order; and

                  I. Complete performance of the work not terminated.

12.3     Seller's Claim

If Boeing terminates an Order in whole or in part pursuant to GTA Section 12.1 above, Seller shall have the right to submit a written termination claim to Boeing in accordance with the terms of this GTA Section 12.3. Such termination claim shall be asserted to Boeing within [ * ] and all documentation supporting said claim must be asserted not later than [ * ] after Seller's receipt of the termination notice and shall be in the form mutually agreed upon by Seller and Boeing. Such claim must contain sufficient detail to explain the amount claimed, including detailed inventory schedules and a detailed breakdown of all costs claimed separated into categories (e.g., materials, purchased parts, finished components, labor, burden, general and administrative), and to explain the basis for allocation of all other costs. In no event shall claims for non-recurring engineering be considered or paid by Boeing to Seller. With regard to the amount compensable to Seller under a termination pursuant to GTA Section 12.1 above, Seller shall be entitled to compensation in accordance with and to the extent allowed under the terms of [ * ].

Notwithstanding the other claim amounts that Seller may be entitled to include in a termination claim hereunder, Boeing and Seller agree that termination charges for work in process or completed Product shall be payable [ * ] with respect to each Product covered by the termination notice as of the committed ship date, in relation to the stage of manufacturing the affected Product is at upon the date of the termination notice.

[  * ]

With respect to termination claims settled and paid by Boeing, Seller shall indemnify Boeing and hold Boeing harmless from and against (i) any and all claims, suits and proceedings against Boeing by any subcontractor or supplier of Seller in respect of any such termination and (ii) any and all costs, expenses, losses and damages incurred by Boeing in connection with any such claim, suit or proceeding.

12.4     Failure to Submit a Claim

Notwithstanding any other provision of this GTA Section 12.0, if Seller fails to submit a termination claim within the time period set forth above, Seller shall be barred from submitting a claim and Boeing shall have no obligation for payment to Seller under this GTA Section 12.0 except for those Products previously delivered and accepted by Boeing.

12.5     Partial Termination

Any partial termination of an Order shall not alter or affect the terms and conditions of the Order or any other Order with respect to Products not terminated.

12.6     Product Price

Termination under this GTA Section 12.0 shall not result in any change to unit prices for Products not terminated except as may be provided for in Attachment 1 to SBP.

12.7     Exclusions or Deductions

The following  items shall be excluded or deducted  from any claim  submitted by
Seller:

     A.   [ * ]

     B.   [ * ]

     C.   [ * ]

     Provided, however, that any claim Boeing has against Seller with respect to the Order termination may be considered by Boeing in its evaluation of the Seller's claim.

12.8     Partial Payment/Payment

After  receipt of supporting  documentation  of the claim by Boeing from Seller,
Boeing  shall  have  a  [  *  ]  "Exploration   Period"  to  request  additional
documentation from Seller.

The Parties shall reach agreement for determining undisputed payment amounts within [ * ] following the expiration of the Exploration Period. Boeing may continue to request of Seller additional information to support Seller's claim with respect to the amounts claimed by Seller to be due. The Parties shall cooperate in good faith to make and respond to all information requests in timely fashion to ensure the matter can be resolved in the allotted time frame. The last day of the [ * ] period shall be referred to as the [ * ].

A.       Undisputed Amounts:

         "Undisputed  Amounts",  if any,  owing to Seller under this GTA Section
         12.0 shall be due and payable no later than [ * ] after the earlier to occur of (i) the [ * ] or (ii) the date the Parties have agreed on Undisputed Amounts.

B.       Disputed Amounts:

         If after the [ * ] (or any earlier date on which Boeing pays the Undisputed Amounts), there remain disputed claim amounts, the Parties shall continue to negotiate the settlement of these claims in good faith, for a period not to exceed [ * ]. Within [ * ] after the date(s) the Parties have agreed (the "Agreement Date"), in whole or in part, on the amounts that are owed by Boeing in respect of the disputed claim amounts ("Resolved Amount") or were overpaid by Boeing in respect of the original claim amount, ("Overpayment Amount"), then either: (a) Boeing shall pay Seller (i) the Resolved Amount, if any, and (ii) an uncompounded interest charge on the Resolved Amount computed over the period from the [ * ] until the Agreement Date using [ * ] or (b) Seller shall reimburse Boeing (i) the Overpayment Amount, if any, and
         (ii) an uncompounded interest charge on the Overpayment Amount computed over the period from the [ * ] until the Agreement Date using [ * ].

         If after [ * ] there remains a disputed claim amount, both Seller and Boeing agree to elevate resolution of the dispute to management in their respective senior Finance organizations.

C.       Late Payments:

         Amounts determined to due by the procedures outlined above by one Party to the other Party under this Article 12.8 that are not paid when due will also be subject to a late charge on the amount due computed over the period [ * ].

D.       Interest Calculation:

              Any interest charge that may be due under GTA Sections 12.8 B. above shall be calculated using the following formula:

              [ * ]

              Any interest charge that may be due under GTA Sections 12.8 C. above shall be calculated using the following formula:


              [ * ]

12.9     Seller's Accounting Practices

         Boeing and Seller agree that Seller's "normal accounting practices" used in developing the price of the Product(s) shall also be used in determining the allocable costs at termination. For purposes of this GTA Section 12.9, Seller's "normal accounting practices" refers to Seller's method of charging costs as either a direct charge, overhead expense, general administrative expense, etc.

12.10    Records

         Unless otherwise provided in this Agreement or by law, Seller shall maintain all financial records and documents relating to the terminated portion of the Order for [ * ] after final settlement of Seller's termination claim.

13.0     EVENTS OF DEFAULT AND REMEDIES

13.1     Seller Event of Default

The occurrence of any one or more of the following events shall constitute a "Seller Event of Default".

         A. Any breach by Seller of the Contract in any material respect, which breach continues unremedied for more than [ * ] following written notice of such breach by Boeing to Seller; [
                  * ] for a breach of the Contract in any material respect arising under Section 20.0 hereof); or

         B. Seller is or has participated in the sale, purchase or manufacture of airplane parts without the required approval of the FAA or appropriate non-U.S. equivalent regulatory agency; or

         C. Boeing acting reasonably and in good faith, makes a final determination and revokes Seller's Quality Assurance System approval, if applicable; or,

         D. (a) The suspension, dissolution or winding-up of Seller's business, (b) Seller's insolvency, or its inability to pay debts as they become due or its nonpayment of debts, (c) the institution of reorganization, liquidation, bankruptcy or other such proceedings by or against Seller which in the event of an involuntary proceeding remain undismissed for more than [ * ] or the appointment of a custodian, trustee, receiver or similar person for Seller's properties or business, (d) an assignment by Seller for the benefit of its creditors, or (e) any action of Seller for the purpose of effecting or facilitating any of the foregoing.

13.2     Boeing Event of Default

The occurrence of any one or more of the following events shall constitute a "Boeing Event of Default".

         A. any breach by Boeing of the Contract in any material respect, which breach continues unremedied for more than [ * ] following written notice of such breach by Seller to Boeing, [
                  * ] for a breach of the Contract in any material respect arising under Section 20.0 hereof); or

         B. (a) The suspension, dissolution or winding-up of Boeing's business, (b) Boeing's insolvency, or its inability to pay debts as they become due or its nonpayment of debts, (c) the institution of reorganization, liquidation, bankruptcy or other such proceedings by or against Boeing which in the event of an involuntary proceeding remain undismissed for more than [ * ] or the appointment of a custodian, trustee, receiver or similar person for Boeing's properties or business, (d) an assignment by Boeing for the benefit of its creditors, or (e) any action of Boeing for the purpose of effecting or facilitating any of the foregoing.


13.3     Remedies for Non-Performance on Orders

If either Party fails to perform on an Order, the Parties shall, as applicable, be entitled to the following remedies:

         A.       Modification of Boeing's Credit Rating

                  For any material failure (to be determined based upon the circumstances) to perform by Boeing on one or more Orders, Seller may, upon written notice to Boeing, make adjustments in the credit terms then applied to Boeing in accordance with Seller's customary policies and procedures applied in good faith (including without limitation, requiring Boeing to make full payment at or prior to time of Order shipment).

         B.       Cancellation of Order and Cover by Boeing; Additional Damages

                  1. If Seller has not made [ * ], Boeing may, at its option, by giving written notice to Seller, exercise any of the following remedies on the terms outlined in this GTA Section 13.3.B:

                           (a) immediately cancel the Order with respect to the Products affected, in whole or in part, [ * ]; and

                                    [ * ];

                           (b) require Seller to expedite work on any shipment that is not [ * ], or to promptly [
                                    * ] Products that [ * ] or, where allowed by the applicable regulatory authority, Boeing or its designee [ * ] in accordance with GTA
                                    Section 8.3.

                  In order to mitigate the impact of [ * ], and to provide incentive [ * ]. When Seller provides notice that [ * ], Seller will in good faith provide Boeing [ * ].

                  Boeing may exercise any of the foregoing remedies on the following terms:

If Seller provides Boeing [ * ]:

o If the [ * ], Seller will, as directed by Boeing, [ * ], and Boeing will be entitled [ * ] for the Products in the affected shipment.

o [ * ], at Boeing's option, Seller will, as directed by Boeing: [ * ] for the Products in the affected shipment; or Boeing may [ * ] for the Products for which Boeing [ * ].

If Seller provides Boeing [ * ]:

o        [ * ] Seller will, as directed by Boeing, [ * ].

o [ * ], at Boeing's option, Seller will, as directed by Boeing: [ * ] for the Products in the affected shipment; or Boeing may [ * ] for the Products for which Boeing has covered.

o [ * ], at Boeing's option, Seller will, as directed by Boeing: [ * ] for the Products in the affected shipment; or Boeing may [ * ] for the Products for which Boeing [ * ].

If Seller provides Boeing [ * ]:

o        [ * ], Seller will, as directed by Boeing, [ * ].

o [ * ], at Boeing's option, Seller will, as directed by Boeing: [ * ] for the Products in the affected shipment; or Boeing may [ * ] for the Products for which Boeing [ * ].

o [ * ], at Boeing's option, Seller will, as directed by Boeing: [ * ] for the Products in the affected shipment; or Boeing may [ * ] for the Products for which Boeing [ * ].

The foregoing remedies are shown in summary form on the table below:

         [ * ]

         Boeing shall notify Seller, within [ * ] of receipt of Seller's notice that a shipment will [ * ], whether Boeing has elected to [ * ].

         All volume of Product [ * ] for the Products to be delivered or provided by Seller hereunder [ * ].

         [ * ]. All claims for [ * ] shall be waived if not made within [ * ] of the committed ship date.

         [ * ]

         Notwithstanding the foregoing, Boeing shall retain the right to seek contribution or indemnity, to the extent provided by applicable law, in respect of its payment for any product liability claim made by Boeing's customers or other third parties relating to Product purchased by Boeing under the Contract



13.4     Cancellation of Contract in the Event of Default

         The Contract may be cancelled by the respective Parties under the circumstances outlined herein:

         A.       [ * ]


         B.       [ * ]

         C.       [ * ]


13.5     Remedies Generally

No failure on the part of either Party in exercising any right or remedy hereunder, or as provided by law or in equity, shall impair, prejudice or constitute a waiver of any such right or remedy, or shall be construed as a waiver of any Event of Default or as an acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No acceptance of partial payment or performance of any of Seller's obligations hereunder shall constitute a waiver of any Seller Event of Default or a waiver or release of payment or performance in full by Seller of any such obligation. No acceptance of partial payment or performance of any of Boeing's obligations hereunder shall constitute a waiver of any Boeing Event of Default or a waiver or release of payment or performance in full by Boeing of any such obligation. All rights and remedies of the Parties hereunder and at law and in equity shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other. Except for the remedy limitations for non-performance on Orders expressly identified in GTA Section 13.3 which are intended as the sole and exclusive remedies for non-performance on Orders, and as expressly provided elsewhere in the Contract, nothing contained in this GTA shall be construed to limit any right or remedy of either Party now or hereafter existing at law or in equity.

14.0     EXCUSABLE DELAY

If delivery of any Product is delayed by unforeseeable circumstances beyond the control and without the fault or negligence of Seller or of its suppliers or subcontractors (any such delay being hereinafter referred to as "Excusable Delay"), the delivery of such Product shall be extended for no longer than the period that such Excusable Delay shall continue. Excusable Delays may include, but are not limited to, acts of God, war, terrorist acts, riots, acts of government, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes, labor disputes or unusually severe weather, but shall exclude Seller's noncompliance with any legal requirement as required by GTA
Section 21.0 "Compliance with Laws". Seller shall use best efforts to mitigate the effects of any Excusable Delay, both during and after such Excusable Delay. It is understood and agreed that (i) delays of less than [ * ] duration shall not be considered to be Excusable Delays unless such delays shall occur within [
* ] preceding the scheduled delivery date of any Product and (ii) [ * ]. If delivery of any Product is delayed by any Excusable Delay for more than [ * ], Boeing may, without any additional extension by written notice to Seller, cancel all or part of any Order with respect to the delayed Products, and exercise any of its remedies in accordance with GTA Section 13.2 [ * ].

15.0     SUSPENSION OF WORK

Subject to the provisions of Section 12 above, Boeing may at any time, by written order to Seller, require Seller to stop all or any part of the work called for by any Order for up to [ * ] hereafter referred to as a "Stop Work Order" issued pursuant to this GTA Section 15.0. If the circumstances that cause Boeing to provide Seller with a Stop Work Order would constitute an Excusable Delay under Section 14.0 hereof, the period of the Stop Work Order in that circumstance be increased from [ * ] to up to [ * ]. On receipt of a Stop Work Order, Seller shall promptly comply with its terms and take all commercially reasonable steps to minimize the occurrence of costs arising from the work covered by the Stop Work Order during the period of work stoppage. Within the period covered by the Stop Work Order (including any extension thereof) Boeing shall either (i) cancel the Stop Work Order or (ii) terminate or cancel the work covered by the Stop Work Order in accordance with the provisions of GTA Section
12.0 or 13.0. Unless Boeing has canceled the Stop Work Order within the permitted [ * ] or [ * ] as the case may be following its issuance, Seller will be entitled to treat the portion of the given Order subject to the Stop Work Order as having been terminated in accordance with the provisions of Section 12 above. Provided, however, that Boeing may elect to extend a Stop Work Order beyond the permitted [ * ] or [ * ], as applicable, [ * ] for an additional period of [ * ] provided that [ * ] during the Stop Work Order Period. In the event the Stop Work Order is canceled by Boeing or the period of the Stop Work Order (including any extension thereof) expires, Seller shall promptly resume work in accordance with the terms of the Agreement. The applicable scheduled delivery date under such Order shall be deemed to have been extended by the number of days elapsing from the date of Seller's receipt of the Stop Work Order until the date of its receipt of notice of cancellation of the Stop Work Order, [ * ] to allow for the material to be worked back into the existing production schedule in an orderly fashion.

16.0     TERMINATION OR WRONGFUL CANCELLATION

Boeing shall not be liable for any loss or damage resulting from any Order termination pursuant to GTA Section 12.1, except as expressly provided in GTA
Section 12.3 or any Order cancellation under GTA Section 13.3 except to the extent that such cancellation shall have been determined to have been wrongful, in which case such wrongful cancellation shall be deemed a termination pursuant to GTA Section 12.1 and therefore, Boeing's liability shall be limited to the payment to Seller of the amount or amounts identified in GTA Section 12.3.

17.0     ASSURANCE OF PERFORMANCE

Notwithstanding the right of either Party to exercise its rights under RCW 62A 2-609, if either Party determines, at any time or from time to time, that it is not sufficiently assured of the other Party's full, timely and continuing performance hereunder, such Party may request one or more meetings with senior management or other employees of the other Party for the purpose of discussing that Party's concerns. Each Party shall make such persons available to meet with representatives of the other Party as soon as may be practicable following a request for any such meeting by a Party and shall make available to the other Party any additional information, reports or other materials in connection therewith as that Party may reasonably request. Boeing may request, by notice to Seller, written assurance (hereafter an "Assurance of Performance") with respect to any specific matters affecting Seller's performance hereunder, that Seller is able to perform all of its respective obligations under any Order when and as specified herein. Each Assurance of Performance shall be delivered by Seller to Boeing as promptly as possible, and each Assurance of Performance shall be accompanied by any information, reports or other materials, prepared by Seller, as Boeing may reasonably request. The Assurance of Performance would be created to address the specific matters identified by Boeing affecting Seller's performance, and would include mutually agreeable milestones for measuring Seller's improvement. The Assurance of Performance could include, as appropriate to the context, measures such as buffer programs; build-ahead plans; plans for providing Boeing with written notice of matters such as revised delivery schedules, work stoppages or significant changes in production flow; or subcontracting or off-loading plans.



18.0     RESPONSIBILITY FOR PROPERTY

Seller shall clearly mark, maintain an inventory of, and keep segregated or identifiable all of Boeing's property and all property to which Boeing has acquired an interest. Except as may be expressly agreed to by the Parties, Seller assumes all risk of loss, destruction or damage of such property while in Seller's or it's subcontractors' or suppliers' possession, custody or control. Upon request, Seller shall provide Boeing with adequate proof of insurance against such risk of loss where Seller (rather than Boeing) has assumed the risk of such loss. Seller shall not use such property other than in performance of an Order without prior written consent from Boeing. Seller shall notify Boeing's Procurement Representative if Boeing's property is lost, damaged or destroyed. As directed by Boeing, upon completion, termination or cancellation of the Contract or any Order, Seller shall deliver such property, to the extent not incorporated in delivered Products, to Boeing in good condition subject to ordinary wear and tear and normal manufacturing losses, and Seller's obligations under this Section with respect to such Property shall thereafter cease. Nothing in this GTA Section 18.0 limits Seller's use, in its direct contracts with the Government, of property in which the Government has an interest.

19.0     LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS

[ * ] Seller warrants to Boeing that it has good title to all inventory, work-in-process, tooling and materials to be supplied by Seller in the performance of its obligations under any Order. Pursuant to the provisions of such Order, Seller will transfer to Boeing title to such inventory, work-in-process, tooling and materials whether transferred separately or as part of any Product delivered under the Order, free of any liens, charges, encumbrances or rights of others.

20.0     PROPRIETARY INFORMATION AND ITEMS

         A. Boeing and Seller shall each keep confidential and protect from disclosure all (i) confidential, proprietary, and/or trade secret information (including, without limitation, technical information in the form of designs, concepts, requirements, specifications, software, interfaces, components, processes, or the like); (ii) tangible items containing, conveying, or embodying such information; and (iii) tooling obtained from and/or belonging to the other Party in connection with the Contract or any Order (collectively referred to as "Proprietary Information and Materials"). The Parties will attempt to limit the exchange of Proprietary Information and Materials to only that Proprietary Information and Materials necessary or useful for the purposes of the Contract.


         B. Boeing and Seller shall each use Proprietary Information and Materials of the other only in the performance of and for the purpose of this Contract and/or any Order. Provided, however, that despite any other obligations or restrictions imposed by this GTA Section 20.0, Boeing shall have the right to use, disclose and copy Seller's Proprietary Information and Materials for the purposes of testing, certification, use, sale, or support of any Product delivered under this GTA or an Order, or any airplane including such Product; and any such disclosure by Boeing shall, whenever appropriate, include a restrictive legend suitable to the particular circumstances. And further provided that all such use, disclosure, copying and the like shall be done in such a manner as to, and made only to such persons who have also agreed to, maintain Seller's Proprietary Information and Materials as confidential and protect the same from disclosure in accordance with the terms of the Contract. The restrictions on disclosure or use of Proprietary Information and Materials by a receiving Party shall apply to all materials derived by the receiving Party or others from the disclosing Party's Proprietary Information and Materials. The receiving Party will copy Proprietary Information and Materials received by it only as reasonably necessary for the purposes contemplated in the Contract.

         C. The Parties agree that without the prior written consent of the other Party hereto and except as may be required by law, the receiving Party shall hold in confidence and not disclose Proprietary Information and Materials received by it, except to representatives of the receiving Party who require such Proprietary Information and Materials for purposes of the Contract and who agree to maintain such Proprietary Information and Materials as confidential and protect the same from disclosure in accordance with the terms of the Contract.

         D. Upon the disclosing Party's request at any time, and in any event upon the completion, termination or cancellation of the Contract, the receiving Party shall return all of the disclosing Party's Proprietary Information and Materials, and all copies thereof and all materials derived therefrom to the disclosing Party within [ * ] of the written demand of the disclosing Party unless specifically directed otherwise in writing by the disclosing Party; provided, however, that the receiving Party may retain as many copies of the Proprietary Information as shall be necessary to fully effect the purpose and intent of this Contract and support commitments to Boeing customers and end users which copies shall be held in confidence in accordance with the terms of the Contract.

         E. Seller shall not, without the prior written authorization of Boeing, sell or otherwise dispose of (as scrap or otherwise) any parts or other materials containing, conveying, embodying, or made in accordance with or by reference to any Proprietary Information and Materials of Boeing. Prior to disposing of such parts or materials as scrap, Seller shall render them unusable. Boeing shall have the right to audit Seller's compliance with this GTA
Section 20.0.

         F. Seller may copy and disclose Proprietary Information and Materials of Boeing for use with Seller's subcontractors or suppliers or "ship-to" customers as required for the performance of its obligations under this Contract, provided that all such use, disclosure, copying and the like shall be done in such a manner as to, and made only to such persons who have also agreed to, maintain Boeing's Proprietary Information and Materials as confidential and protect the same from disclosure in accordance with the terms of the Contract; and Seller shall be liable to Boeing for any breach of such obligation by such subcontractor.

         G. Notwithstanding anything in this Section 20 to the contrary, either Party may make disclosure of the Contract to (a) any of its accountants, auditors or lawyers or in Seller's case to Seller's controlling shareholder having a need to know such information provided such person agrees not to disclose the information to any other person or outside of such firm, except as disclosure is required by applicable law, regulation or court order and (b) any of its bankers or credit rating agencies having a need to know such information, provided persons at such companies agree in writing not to disclose the information to any other person or outside of such company, except as disclosure is required by applicable law, regulation or court order. The foregoing shall not apply to matters already public other than by reason of a breach of this
Section 20.

Seller may also file such reports (including, without limitation, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K) regarding or containing information about the Contract or any provisions thereof that Seller shall deem necessary or prudent under applicable laws and regulations after giving good faith consideration to the protection of Boeing proprietary information. Seller may also file a copy of the Contract as an exhibit to any such report filed by Seller, provided that Seller shall, in good faith, give due consideration to redacting Boeing proprietary information from these documents. Seller shall also provide Boeing with a written copy of these documents as redacted prior to their filing, with sufficient time for Boeing to submit additional, suggested redactions. Seller shall give good faith consideration to inclusion of such Boeing suggested redactions before filing the documents. Seller may discuss matters pertaining to the Contract in investor calls to the extent such matters are specifically reported in either Seller's press release or any other report publicly made by Seller. The Parties specifically intend that the filing of such reports by Seller shall not be deemed a breach of this Section 20.0 or of Seller's obligations under the Contract, provided that the provisions of this Section 20.0 (G) are met.

         H. If the receiving Party or any of its representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Proprietary Information and Materials of the disclosing Party, the receiving Party will advise and consult with the disclosing Party prior to any such disclosure, so that the disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the Contract. If such protective order or other remedy is not obtained, or compliance with the Contract is waived as above, the receiving Party will disclose only that portion of the Proprietary Information and Materials which the receiving Party is advised by counsel is legally required and the receiving Party will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such of the Proprietary Information and Materials as is disclosed. Any disclosure made in accordance with the provisions of this Section 20.0 shall not be regarded as a breach of the obligations of the receiving Party pursuant to the Contract.

         I. Nothing in this Section 20.0 shall be construed as granting or conveying to the receiving Party any right or license to use Proprietary Information and Materials of the disclosing Party (except for the purposes contemplated in the Contract) or to practice any inventions described and claimed in any pending patent applications or issued patents which are owned or controlled by the disclosing Party relating to such Proprietary Information and Materials.

         J. Each of the Parties hereto acknowledges and agrees that the other Party could be damaged irreparably in the event any of the provisions of this
Section 20.0 are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 20.0 and to enforce specifically the terms of this Section 20.0.

         K. The provisions of this GTA Section 20.0 are effective in lieu of, and will apply notwithstanding the absence of, any restrictive legends or notices applied to Proprietary Information and Materials; and the provisions of this GTA Section 20.0 shall survive the performance, completion, termination or cancellation of the Contract or any Order. Except as provided below, this GTA
Section  20.0  supersedes  and replaces  any and all other prior  agreements  or understandings  between  the  Parties  to the  extent  that such  agreements  or understandings relate to the receiving Party's obligations relative to confidential, proprietary, and/or trade secret information, or tangible items containing, conveying, or embodying such information, obtained from the disclosing Party and related to any Product, regardless of whether disclosed to the receiving Party before or after the effective date of the Contract. The provisions of this GTA Section 20.0 do not supersede and replace the following agreements between the Parties: (a) Proprietary Information Agreement effective as of May 2, 2003; (2) Proprietary Information Agreement effective as of August 2, 2005, both related to certain proprietary financial information of Seller.

21.0     COMPLIANCE

21.1     Compliance  With Laws

Boeing and Seller shall each be responsible for complying with all legal requirements, including, but not limited to the provisions of any statute, ordinance, rule, regulation, judgment, decree, order, permit, approval, license or registration applicable to its performance under this GTA. Each Party shall notify the other Party of any aspect of the first Party's performance that is prohibited under any legal requirements, at the earliest opportunity, but in all events sufficiently in advance of the first Party's performance of such obligation, so as to identify and implement alternative methods of performance. Each Party shall notify the other Party in writing at the earliest possible opportunity of any aspect of its performance, which becomes subject to any additional legal requirement after the date of execution of this GTA or which the first Party reasonably believes will become subject to additional regulation during the term of this Agreement. Seller agrees to indemnify and to hold harmless Boeing from any failure by Seller to comply with any legal requirement related to Seller's performance of the GTA or the SBP.

21.2     Government Requirements

If any of the work to be performed under the GTA is performed in the United States, Seller shall, via invoice or other form satisfactory to Boeing, certify that the Products covered by the Order were produced in compliance with Sections 6, 7, and 12 of the Fair Labor Standards Act (29 U.S.C. 201-291), as amended, and the regulations and orders of the U.S. Department of Labor issued thereunder. In addition, the following Federal Acquisition Regulations are incorporated herein by this reference except "Contractor" shall mean "Seller":
Other Government clauses, if any, are incorporated herein either by attachment to this document or by some other means of reference.

          FAR 52.222-26   "Equal Opportunity"

          FAR 52.222-35   "Affirmative Action for Disabled Veterans and Veterans
                          of the Vietnam Era"

          FAR 52.222-36   "Affirmative Action for Workers with Disabilities"

          FAR 52.247-64   "Preference for Privately Owned U.S.-Flagged
                          Commercial Vessels"

21.3     Ethic Requirements/Code of Conduct

Boeing is committed to conducting its business fairly, impartially, and in an ethical and proper manner. Boeing expectation is that Seller will also conduct its business fairly, impartially and in an ethical and proper manner. Boeing further expects that Seller will have (or will develop) and adhere to a code of ethical standards. If Seller has cause to believe that Boeing or any employee or agent of Boeing has behaved improperly or unethically under this contract, Seller shall report such conduct to The Boeing Company Ethics hotline. Copies of The Boeing Company Code of Conduct and contacts for such reports are available on www.boeing.com under "Ethics and Business Conduct." Although Boeing will not use the failure to report improper or unethical behavior as a basis for claiming breach of contract by Seller, Seller is encouraged to exert reasonable efforts to report such behavior when warranted.

22.0     INTEGRITY IN PROCUREMENT

Seller warrants that neither it nor any of its employees, agents or representatives have offered or given, or will offer or give any gratuities to Boeing's employees, agents or representatives for the purpose of securing any Order or securing favorable treatment under any Order.

23.0     UTILIZATION OF SMALL BUSINESS CONCERNS

Boeing encourages Seller to actively seek out and provide the maximum practicable opportunities for small businesses, small disadvantaged businesses, women-owned small businesses, minority business enterprises, historically black colleges and universities and minority institutions, historically underutilized business zone small business concerns and U.S. veteran and service-disabled veteran owned small business concerns to participate in the subcontracts Seller awards to the fullest extent consistent with the efficient performance of this contract.


24.0     BOEING'S RIGHTS IN SELLER'S  PATENTS,  COPYRIGHTS,  TRADE SECRETS,  AND
         TOOLING

Subject to the terms and conditions enumerated within this GTA Section 24.0, and provided Boeing is not in breach of this Contract, Seller hereby grants to Boeing [ * ] license [ * ] (collectively hereinafter referred to as "Licensed Property") related to the [ * ]. Boeing hereafter retains all of the aforementioned license rights in Licensed Property, but Boeing hereby covenants not to exercise such rights except in connection with the [ * ] or products of the same kind, provided that such exercise of rights is limited exclusively to the manufacture of parts or assemblies [ * ], provided, that such undelivered quantity of [ * ] cannot, in Boeing's sole determination, be reasonably obtained in the required time frame at a reasonable price from commercially available sources (including Boeing) without the use of Seller's Licensed Property and if one or more of the following situations occur:

         A. Seller discontinues or suspends business operations or the production of any or all of the [ * ]

         B. Seller is acquired by or transfers any or all of its rights to manufacture any Product to any third party in violation of the provisions of GTA Section 28.3, whether or not related, without Boeing's prior written concurrence where such written concurrence is required;

         C. Boeing cancels this Contract as a result of Seller's breach pursuant to GTA Section 13.0 herein;

         D. In Boeing's judgment it becomes necessary, in order for Seller to comply with the terms of this Agreement or any Order, for Boeing to provide support to Seller (in the form of design, manufacturing, or on-site personnel assistance) substantially in excess of that which Boeing normally provides to its suppliers;

         E. Seller's trustee in bankruptcy (or Seller as debtor in possession) fails to assume this Contract and all Orders for [
                  * ] by formal entry of an order in the bankruptcy court within [ * ] after entry of an order for relief in a bankruptcy case of the Seller, or Boeing elects to retain its rights to Licensed Property under the bankruptcy laws;

         F. Seller is at any time insolvent (whether measured under a balance sheet test or by the failure to pay debts as they come due) or the subject of any insolvency or debt assignment proceeding under state or non-bankruptcy law; or

         G. Seller voluntarily becomes a debtor in any case under bankruptcy law or, in the event an involuntary bankruptcy petition is filed against Seller, such petition is not dismissed within [ * ]

         Provided, however, that Boeing's exercise of the license granted hereby shall be further limited to each and all of the following terms and conditions:

         1. Boeing may sublicense its rights granted hereby to only one sublicensee at a given time.

         2. The duration of the license granted hereby shall be limited to the duration of the Contract. Boeing shall not be obligated, but may choose in its sole and absolute discretion, to resume purchasing from Seller any Product for which Boeing has exercised rights with respect to Licensed Property hereunder. Provided, however, that if Seller ceases to be a going concern the duration of the license granted hereby shall be indefinite.

         3. If Seller has ceased to manufacture [ * ] unrelated to any of the circumstances outlined in GTA Section 24.0 A. through F. above, Boeing agrees that, prior to exercising any license rights granted hereby, it will enter into good faith negotiations with Seller.

As a part of the license granted under this GTA Section 24.0, Seller shall, at the written request of Boeing and at no additional cost to Boeing, promptly deliver to Boeing any and all Licensed Property considered by Boeing to be necessary to satisfy Boeing's requirements for [ * ] and their substitutes.


25.0     TERMINATION OF AIRPLANE PROGRAM

25.1     Program Termination

         Not Applicable.

25.2     Termination Liability

         Not Applicable.

26.0     PUBLICITY

Without Boeing's prior written approval, Seller shall not, and shall require that its subcontractors or suppliers shall not, release any publicity, advertisement, news release or denial or confirmation of the same, regarding any Order or Products, or the program to which they may pertain. Seller shall be liable to Boeing for any breach of such obligation by any subcontractor or supplier.

27.0     PROPERTY INSURANCE

27.1     Insurance

Seller shall obtain and maintain continuously in effect a property insurance policy covering loss or destruction of or damage to all property in which Boeing has an insurable interest pursuant to this GTA, including but not limited to Tooling, Boeing-furnished property, raw materials, parts, work-in-process, incomplete or completed assemblies and all other products or parts thereof, and all drawings, specifications, data and other materials relating to any of the foregoing in each case to the extent in the possession or under the effective care, custody or control of Seller or any agent, employee, affiliate, subcontractor or supplier of Seller, in the amount of (i) full replacement value thereof if the property is replaced or remade (except in the case of work-in-process property, which shall be insured and replaceable at cost, including variable and overhead costs) or (ii) in the amount of the "cash value" thereof (equal to the replacement cost less depreciation) if the property is not replaced or remade but a cash settlement is accepted; providing protection against all perils normally covered in an "all risk" property insurance policy (including without limitation fire, windstorm, explosion, riot, civil commotion, aircraft, earthquake, flood or other acts of God) and subject to exclusions that are standard in such "all risk" property insurance policies.

Any such policy shall be with insurers reasonably acceptable to Boeing and shall
(a) provide for payment of loss there under to Boeing, as loss payee, as its interests may appear and (b) contain a waiver of any rights of subrogation against Boeing, its subsidiaries, and their respective directors, officers, employees and agents.

27.2     Certificate of Insurance

Upon written request from Boeing, Seller shall provide to Boeing's Procurement Representative certificates of insurance reflecting full compliance with the requirements set forth in GTA Section 27.1. Such certificates shall be kept current and in compliance throughout the period of this Agreement and shall provide for [ * ] advanced written notice, ([ * ] advanced written notice in the case of cancellation due to non-payment of premium) to Boeing's Procurement Representative in the event of cancellation, non-renewal or material change adversely affecting the interests of Boeing.

27.3     Notice of Damage or Loss

Seller shall give prompt written notice to Boeing's Procurement Representative of the occurrence of any damage or loss to any property required to be insured herein. If any such property shall be damaged or destroyed, in whole or in part, by an insured peril or otherwise, and if no Event of Default shall have occurred and be continuing, then Seller may, upon written notice to Boeing, settle, adjust, or compromise any and all such loss or damage not in excess of [ * ] in any one occurrence and [ * ] in the aggregate. Seller may settle, adjust or compromise any other claim by Seller only after Boeing has given written approval, which approval shall not be unreasonably withheld.

28.0     RESPONSIBILITY FOR PERFORMANCE

Seller may elect to supply the Products from any of Seller's qualified facilities as it may reasonably determine, consistent with the commercial, technical, legal and regulatory requirements of Boeing. Provided that in exercising its right of supply under this Section 28.0, Seller shall be responsible for all additional costs or charges (including, without limitation, additional shipping costs, duties, taxes and the like) that result from Seller's election to supply any Products from such of Seller's facilities as have not been among the traditional supply facilities for such Products. Seller shall notify Boeing prior to moving work to be performed under the Contract between Seller's various facilities. Seller shall include as part of its subcontracts those applicable provisions of the Contract that protect Boeing's rights including but not limited to right of entry provisions, proprietary information and rights provisions and quality control provisions. In addition, Seller shall provide to its subcontractor's sufficient information to document clearly that the work being performed by Seller's subcontractor is to facilitate performance under the Contract or any Order. Sufficient information may include but is not limited to Order number, GTA number or the name of Boeing's Procurement Representative.

28.1     Subcontracting

Seller shall maintain complete and accurate records regarding all subcontracted items and/or processes. Seller's use of subcontractors or suppliers shall comply with Seller's quality assurance system approval for said subcontractors or suppliers. Seller agrees not to purchase any completed or substantially completed Products from a non-Boeing-approved source as identified in Boeing's Quality systems. No subcontracting by Seller shall relieve Seller of its obligation under the applicable Order. Utilization of a Boeing-approved source does not constitute a waiver of Seller's responsibility to meet all Specification requirements.

28.2     Reliance

Seller will not deny any responsibility or obligation hereunder to Boeing provided recommendations or assistance in any phase of the work involved in producing or supporting the Products, including but not limited to Boeing's acceptance of Specifications, test data or the Products.

28.3     Assignment

Except as provided in GTA Section 28.1 "Subcontracting" Seller shall not assign any of its rights or interest in this GTA or the SBP, or subcontract or delegate all or substantially all of its performance of this GTA or the SBP, without Boeing's prior written consent, which shall not be unreasonably withheld. Seller may assign its right to monies due or to become due. No assignment, delegation or subcontracting by Seller, with or without Boeing's consent, shall relieve Seller of any of its obligations under this GTA, the SBP or any Order or prejudice any rights of Boeing against Seller whether arising before or after the date of any assignment. This GTA Section 28.3 shall not limit Seller's ability to purchase standard commercial supplies or raw material.

Without Boeing's prior written consent, Seller may engage in or be subject to any of the following, which shall not be deemed an "assignment" under the provisions of this GTA Section 28.3 [ * ]:

         (a) Seller shall promptly notify Boeing in writing of such transaction or occurrence.

         (b) Boeing may request, within [ * ] of receiving such notice, that Seller and the third party provide Boeing with such information as Boeing reasonably requests about the third party and the transaction or occurrence.

         (c) Within [ * ] after receipt of such information, Boeing shall in good faith determine whether the third party is a [ * ] (defined below).

         (d) If Boeing reasonably determines the third party is a Disqualified Person, it may also notify Seller at that time that it has elected to terminate the Contract. If Boeing does not terminate the Contract within such [ * ] period, it will be deemed to have waived its right to terminate the Contract under this GTA Section 28.3.

         (e) If Boeing terminates the Contract pursuant to its rights under this GTA Section 28.3, neither Party shall owe the other Party any amounts resulting from the termination. Boeing's notice of termination may specify that Seller and Boeing will continue to perform under the Contract for a period not to exceed [ * ] following the date of Boeing's notice of termination.

[ * ]



29.0              NON-WAIVER/PARTIAL INVALIDITY

Any failures, delays or forbearances of either Party in insisting upon or enforcing any provisions of any Order, or in exercising any rights or remedies under this GTA, shall not be construed as a waiver or relinquishment of any such provisions, rights or remedies; rather, the same shall remain in full force and effect. No acceptance of partial payment or performance of any obligation hereunder shall constitute a waiver of any Event of Default or a waiver or release of payment or performance in full of any such obligation. If any provision of any Order is or becomes void or unenforceable by law, the remainder shall be valid and enforceable.

30.0     HEADINGS

Section headings used in this Agreement are for convenient reference only and do not affect the interpretation of the Agreement.

31.0     RESERVED

32.0     RESERVED

33.0     DISPUTES

Boeing and Seller shall use their best reasonable efforts to resolve any and all disputes, controversies, claims or differences between Boeing and Seller, arising out of or relating in any way to this GTA or its performance, including, but not limited to, any questions regarding the existence, validity or termination hereof ("Disputes"), through negotiation. If a Dispute cannot be resolved by the functional representatives of Boeing and Seller, it shall be referred up through management channels of the Parties or their respective designees, for further negotiation.

Any dispute that arises under or is related to this Agreement that cannot be settled by mutual agreement of the parties shall be resolved only as provided in SBP Section 5. Pending final resolution of any Dispute, Seller shall proceed with performance of this GTA according to Boeing's instructions so long as Boeing continues to pay amounts not in dispute.

34.0     RESERVED

35.0     TAXES

35.1     Inclusion of [ * ]

Unless parties agree otherwise, [ * ]. Seller shall be responsible for any taxes based upon Seller's net or gross income, gross receipts, capital, or equity arising from Seller's sales under the Contract. With regard to value added taxes
(VAT) imposed on or measured by this Agreement, Seller and Boeing also agree to work together to administer VAT so that it can be reclaimed if legally possible. If VAT cannot be reclaimed via reasonable business means and the VAT charge is directly related to the unilateral selection of title transfer and delivery location by Boeing, Boeing will be responsible for that instance of VAT. [ * ]. Prices shall not include any taxes, impositions, charges or exactions for which Boeing has furnished a valid exemption certificate or other evidence of exemption.

35.2     Litigation

In the event that any taxing authority has claimed or does claim payment for sales taxes, Seller shall promptly notify Boeing, and Seller shall take such action as Boeing may direct to pay or protest such taxes or to defend against such claim. The actual and direct expenses, without the addition of profit and overhead, of such defense and the amount of such taxes as ultimately determined as due and payable shall be paid directly by Boeing or reimbursed to Seller. If Seller or Boeing is successful in defending such claim, the amount of such taxes recovered by Seller, which had previously been paid by Seller and reimbursed by Boeing or paid directly by Boeing, shall be immediately refunded to Boeing.

35.3     Rebates

If any taxes paid by Boeing are subject to rebate or reimbursement, Seller shall take the necessary actions to secure such rebates or reimbursement and shall promptly refund to Boeing any amount recovered. The actual and direct expenses, without the addition of profit and overhead, of securing such rebates or reimbursement shall be paid directly by Boeing or reimbursed to Seller.

36.0     OFFSET CREDITS

To the exclusion of all others, Boeing or its assignee shall be entitled to all industrial benefits or offset credits which might result from this GTA or any Order. Seller shall provide documentation or information, which Boeing or its assignee may reasonably request to substantiate claims for industrial benefits or offset credits. Seller agrees to use commercially reasonable efforts to identify the foreign content of goods, which Seller either produces itself or procures from other companies for work directly related to this GTA. Promptly after selection of a non-U.S. subcontractor or supplier for work under this GTA, Seller shall notify Boeing of the name, address, subcontract point of contact (including telephone number) and dollar value of the subcontract.

General Terms Agreement                              Titanium Metals Corporation
Pro-Forma dated 08-02-05                             [ * ]
                                                                             MSC

* Certain information, indicated by "[ * ]" has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to such omitted portions.

EXECUTED in duplicate as of the date and year first written above by the duly authorized representatives of the parties.


BOEING                                          SELLER


THE BOEING COMPANY                              TITANIUM METALS CORPORATION




------------------------------                  -------------------------------
Name: Michael S. Carr                           Name: Derek K. George
Title: Procurement Agent                        Title:  Boeing Contract Manager
Date: August 2, 2005                            Date:  August 2, 2005